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                                                                    EXHIBIT 99.1


                          CERTIFICATION WITH RESPECT TO
                               QUARTERLY REPORT OF
                          HCC INSURANCE HOLDINGS, INC.

     The undersigned, being the chief executive officer and chief financial officer of HCC Insurance Holdings, Inc. (the "Company"), in compliance with the White-Collar Crime Penalty Enhancement Act of 2002, 18 U.S.C. Section 1350, do hereby certify to the best of their knowledge with respect to the Quarterly Report of the Company on Form 10-Q, as filed with the Securities and Exchange Commission for the quarter ended September 30, 2002, (the "Report"):

1. that the Report fully complies with all requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

2. that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.







November 13, 2002                          /s/ Stephen L. Way
---------------------       --------------------------------------------------
          (Date)                    Stephen L. Way, Chairman of the Board
                                        and Chief Executive Officer


November 13, 2002                          /s/ Edward H. Ellis, Jr.
---------------------       --------------------------------------------------
         (Date)             Edward H. Ellis, Jr., Executive Vice President and
                                           Chief Financial Officer